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                                                                     Exhibit (h)



                              SUBLICENSE AGREEMENT



This Sublicense Agreement (the "Sublicense Agreement"), dated as of November 5, 1998, is made by and among THE DOW (sm) TARGET VARIABLE FUND LLC, THE OHIO NATIONAL LIFE INSURANCE COMPANY (together, the "Sublicensees"), FIRST TRUST ADVISORS L.P. ("Licensee") and DOW JONES & COMPANY, INC. ("Licensor").

WHEREAS, pursuant to that certain License Agreement, dated as of November 11, 1997, by and between Licensor and Licensee (the "Licensee Agreement"), Licensor has granted Licensee a license to use certain copyright, trademark and proprietary rights and trade secrets of Licensor (the "Dow Jones Marks") in connection with the issuance, distribution, marketing and/or promotion of the specific products described in Appendix A attached to the License Agreement and incorporated herein (the "Products");

WHEREAS, for purpose of this Sublicense Agreement, variable annuity contracts, issued by any of Ohio National Variable Accounts A, B, C or D shall constitute "Products" so long as such variable annuity contracts meet the specific product definition described in Appendix A to the License Agreement;

WHEREAS, Sublicensees and Licensee wish to issue and/or sell the Products and to use and refer to the Dow Jones Marks in connection with the marketing and promotion of the Products; and

WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. LICENSE. Pursuant to Section 1(d) of the License Agreement, Licensor hereby grants to Sublicensees a non-exclusive and non-transferable sublicense to use the Dow Jones Marks in connection with the issuance, distribution, marketing and/or promotion of the specific Products described in Appendix A to the License Agreement.

2. TERM. The term of the Sublicense Agreement (the "Sublicense Term") shall commence as of the effective date set forth above and shall remain in full force and effect for the term of the License Agreement unless (i) terminated earlier automatically upon termination of the Sub-Advisory Agreement dated as of October 12, 1998 by and between Ohio National Investments, Inc. and Licensee (the "Sub-Advisory Agreement"), or (ii) extended upon the mutual consent of all four (4) parties hereto.

3. SUBLICENSEE OBLIGATIONS. The Sublicensees acknowledge that they have received and read a copy of the License Agreement (excluding Schedule B) and agree to be bound to Licensor and Licensee under this Agreement as if Sublicensees were the Licensee under the License

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     Agreement by all of the provisions therein including without limitation, all of the provisions imposing any obligations on the Licensee (including without limitation the indemnification obligations in Section 9) insofar as such provisions relate to or such obligations arise out of or relate to the Products to be issued, marketed and/or sold by the Sublicensees as described in Appendix A to the License Agreement, other than the obligation to pay the License Fees imposed by Section 3 of the License Agreement, which shall be paid by Licensee.

4. SUBLICENSEES AS PRINCIPALS. Sublicensees agree that their obligations under the License Agreement pursuant to Section 3 hereof are as principals and shall be unaffected by any defense or claim that Licensee may have against Licensor.

5. GOVERNING LAW. This sublicense Agreement shall be construed in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction.

6. LIMITED LIABILITY COMPANY LICENSE. The parties hereto acknowledge and agree that, subject to the terms and conditions of the License Agreement and this Sublicense Agreement, Dow Jones grants a non-transferable license to The Ohio National Life Insurance Company to use the service mark "The Dow" in the name of the limited liability company "The Dow Target Variable Fund LLC", which company was formed in September, 1998 under the provisions of the Ohio law (the "LLC"), so long as the LLC is used for the sole purpose of issuing, trading, promoting, funding and marketing the Products.

IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.

                                      The Ohio National Life Insurance Company

                                      By ________________________________
                                      Title _______________________________


                                      The Dow (sm) Target Variable Fund LLC

                                      By ________________________________
                                      Title _______________________________


                                      First Trust Advisors L.P.

                                      By ________________________________
                                      Title _______________________________


                                      Dow Jones & Company, Inc.

                                      By ________________________________
                                      Title _______________________________